                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF
                             CARNEGIE GROUP, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  As set forth in the Offer to Purchase (as hereinafter defined), this form, or one substantially equivalent hereto, must be used to accept the Offer (as hereinafter defined) if certificates for shares of common stock, par value $.01 (the "Shares"), of Carnegie Group, Inc., are not immediately available or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in Section 1, "Terms of the Offer," of the Offer to Purchase) or if the procedures for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to ChaseMellon Shareholder Services, L.L.C. (the "Depositary"). See Section 3, "Procedure for Accepting the Offer and Tendering Shares," of the Offer to Purchase.

                       The Depositary for the Offer is:
                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

     By Mail:                By Overnight Delivery:              By Hand:
  P.O. Box 3301               85 Challenger Road              120 Broadway
South Hackensack,              Mail Drop-Reorg                 13th Floor
New Jersey 07606               Ridgefield Park,         New York, New York 10271
                               New Jersey 07660

                           Attention: Reorganization
                                  Department

                            Facsimile Transmission:
                                (201) 329-8936
                       (For Eligible Institutions Only)

                             CONFIRM BY TELEPHONE:
                                (201) 296-4860

                               ----------------

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS HEREINAFTER DEFINED) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

  The undersigned hereby tenders to Logica Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Logica Inc., a Delaware corporation and a wholly owned subsidiary of Logica plc, a public limited company organized under the laws of England, upon the terms and subject to the conditions set forth in its Offer to Purchase dated October 7, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.01 (the "Shares"), of Carnegie Group, Inc., a Delaware corporation, indicated below pursuant to the guaranteed delivery procedures set forth in Section 3, "Procedure for Accepting the Offer and Tendering Shares," of the Offer to Purchase.

Number of Shares: _________________     Signatures: _______________________

Names of Record Holders: __________     ___________________________________

___________________________________     Dated: _____________________ , 1998
       Please Type or Print
                                        If Shares will be delivered by
                                        book-entry transfer
Addresses: ________________________     check the box and provide account
                                        number.

___________________________________     [_] The Depository Trust Company
             Zip Code

Certificate No. for Shares (if
available):

___________________________________     Account Number: ___________________

___________________________________

                                   GUARANTEE

                    (Not To Be Used For Signature Guarantee)

  The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), hereby (i) represents that the above-named persons are deemed to own the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (ii) represents that such tender of Shares complies with Rule 14e-4, and (iii) guarantees that either the certificates for Shares tendered hereby in proper form for transfer, or timely confirmation of the book-entry of such Shares into the Depositary's account at The Depository Trust Company (pursuant to the procedures set forth in Section 3, "Procedure for Accepting the Offer and Tendering Shares," of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, will be received by the Depositary at one of its addresses set forth above within three NASD Automated Quotation System trading days after the date of execution hereof.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: _____________________     Title: ____________________________

Authorized Signature:                   Address: __________________________
                                                                      (Zip Code)
___________________________________     Area Code and Telephone Number:

                                        ___________________________________

  NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM. CERTIFICATES FOR SHARES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.